Exhibit 10.2

CORVEL CORPORATION

1920 Main Street, Suite 900

Irvine, California 92614

Notice of Grant of Stock Option

Option Number:
Plan:	2025 Plan

Effective ___ (the “Grant Date”), you have been granted a Non-Qualified Stock Option (the “Option”) to buy    shares of common stock (the “Shares”) of CORVEL CORPORATION (the “Company”) at an exercise price of $___ per share (the “Exercise Price”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s 2025 Stock Incentive Plan (the “2025 Plan”).

The total Exercise Price of the Option is $___.

Shares will become fully vested on the dates and subject to the terms described below:(1)

Shares	Vesting Type	Fully Vested Date	Expiration Date

(1)

Subject to your continuous Service through each applicable vesting date, ___% of the total Shares subject to this Option will vest on the ___-year anniversary of the Grant Date, and the balance of the Shares will vest in ___ (___) successive, equal, monthly installments on the last day of each calendar month measured from the ___ (___) year anniversary of the Grant Date (the “Vesting Schedule”).

By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 2025 Plan, the Stock Option Agreement and this Notice of Grant of Stock Option. You acknowledge that the Vesting Schedule may change prospectively in the event your Service status changes. You further acknowledge that the grant of this Option by the Company (i) is at the Company’s sole discretion, (ii) does not entitle you to further grants of Options or any other Awards under the Plan or any other plan or program maintained by the Company or any Subsidiary, and (iii) does not confer on you any right to continue in the employ of or to continue any other relationship with the Company or any Subsidiary. By accepting this Option, you consent to electronic delivery as set forth in the Stock Option Agreement.

CORVEL CORPORATION

Name:	Date:
Title:

PARTICIPANT

Date